Exhibit 99.1

Simulations Plus

Integrating Science and Software

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renée Bouché	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

April 10, 2013

Simulations Plus Reports Second Quarter and First Six Months FY2013 Financial Results

Second quarter net sales increase 11.8%; net income up 26.5%

LANCASTER, CA, April 10, 2013 – Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of simulation and modeling software for pharmaceutical discovery and development, today reported financial results for its second quarter of fiscal year 2013 ended February 28, 2013 (2QFY13).

2QFY13 highlights compared with 2QFY12:

•	Net sales increased 11.8% to new record for any quarter of $3.118 million from $2.789 million
•	This was the Company’s 22nd consecutive profitable quarter, and the 44th of the last 46 quarters
•	Gross profit increased 9.5% to $2.619 million from $2.393 million
•	SG&A decreased 10.6% to $0.855 million from $0.956 million
o	As a percent of revenues, SG&A decreased to 27.4% from 34.3%
•	R&D expense decreased 6.4% to $248,000 from $265,000
•	Income before taxes from continuing operations increased 24.8% to $1.572 million from $1.260 million
•	Provision for income taxes increased 21.3% to $0.511 million from $0.421 million
•	Net income from continuing operations increased 26.5% to $1.062 million from $0.839 million
•	Diluted earnings per share increased to $0.06 from $0.05 in 2QFY12
•	Cash at the end of the second fiscal quarter was $9.75 million after dividend distributions
o	Approximately $796,000 was distributed in November 2012
o	Approximately $2,243,000 was distributed in December 2012
o	Cash as of April 5 was $10.4 million
•	Shareholders’ equity at the end of the quarter was $13.921 million
o	This is a decrease of $1.505 million from the end of 2QFY12
o	This decrease was after dividend distributions of approximately $5.4 million during calendar 2012

For the first six months of fiscal year 2013 (6moFY13) compared to the first six months of FY2012 (6moFY12):

•	Net sales increased 7.4% to a new midyear record $5.408 million from $5.037 million
•	Gross profit increased 5.5% to $4.523 million from $4.288 million
•	SG&A increased 7.8% to $1.786 million from $1.656 million
•	As a percent of revenues, SG&A increased to 33.0% from 32.9%
•	R&D expenditures decreased 17.2% to $428,000 from $517,000
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o	Completion of the Company's malaria NCE project reduced R&D expenditures in the current year
•	Income before taxes increased 6.2% to $2.468 million from $2.323 million
•	Provision for income taxes increased 12.3% to $0.819 million from $0.729 million
•	Net income from continuing operations increased 3.4% to $1.649 million from $1.594 million
•	For 6moFY13, earnings per share from continuing operations was the same at $0.10 per share.
•	Including the $0.216 million net proceeds from the sale of the former Words+ subsidiary last year, net income for 6moFY12 was $1.810 million
•	Including the $0.216 million net proceeds from the sale of the former Words+ subsidiary last year, total diluted earnings per share for 6moFY12 was $0.11

Ms. Momoko Beran, chief financial officer of Simulations Plus, said: “We continued to exhibit the strong leverage in our business model as each dollar of incremental revenues added approximately $0.80 to operating profit. Record revenue up nearly 12% for the quarter delivered a 26.5% improvement in net income despite an increase in tax rates. After distributing cash dividends of over $5 million to our shareholders during calendar 2012, our cash position remains strong, and we continue to have no debt.”

Walt Woltosz, chairman and chief executive officer of Simulations Plus, added: “The second quarter continues our trend of new quarterly records each fiscal quarter, and this quarter is also a record for any quarter. We added 18 new customers, had 93% renewals, and increased our collaboration funding by over $111,000, while consulting revenues decreased by 27%. Results from two recent GastroPlus™ simulation contract studies were submitted to U.S. and European regulatory agencies in support of our customers, making a total of four such submittals in recent months. The acceptance of simulation results in support of regulatory applications has been increasing and we believe is a leading indicator for increased use of simulation and modeling software in the pharmaceutical industry to reduce the time and cost of unnecessary clinical trials.”

The Company has announced an investor conference call that will be webcast live at 1:30 PDT/4:30 PM EDT today, Wednesday, April 10, 2013, which may be accessed by registering here. Upon registering, you will receive a confirmation e-mail with a unique link and instructions for joining the call. Please dial in five to ten minutes prior to the scheduled start time. For listen-only mode, you may dial (646) 307-1720, and enter access code 951-402-096.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation and modeling software, which is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, agrochemical, and food industry companies worldwide. We also provide a productivity tool called Abbreviate! for PCs. Simulations Plus, Inc., is headquartered in Southern California and trades on the NASDAQ Capital Market under the symbol “SLP.” For more information, visit our Web site at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the Securities and Exchange Commission.

--Tables follow --

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SIMULATIONS PLUS, INC. CONDENSED BALANCE SHEETS

at February 28, 2013 (Unaudited) and August 31, 2012 (Audited)

ASSETS
	February 28,	August 31,
	2013	2012
Current assets
Cash and cash equivalents	$9,754,861	$12,701,075
Income tax refund receivable	2,650	153,896
Accounts receivable, net of allowance for doubtful accounts of $0	2,535,816	1,451,864
Contracts receivable	86,995	18,893
Prepaid expenses and other current assets	168,351	150,856
Deferred income taxes	210,456	193,712
Total current assets	12,759,129	14,670,296
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $5,443,703 and $5,084,691	2,702,535	2,479,468
Property and equipment, net	94,091	107,410
Intellectual property, net of accumulated amortization of $7,500 and $3,750	67,500	71,250
Other assets	18,445	18,445
Total assets	$15,641,700	$17,346,869

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$254,737	$177,509
Accrued payroll and other expenses	308,592	312,912
Accrued bonuses to officer	30,000	60,000
Accrued income taxes	27,859	733,233
Deferred revenue	222,735	131,782
Total current liabilities	843,923	1,415,436

Long-term liabilities
Deferred income taxes	876,968	788,857
Total liabilities	1,720,891	2,204,293

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value
10,000,000 shares authorized
no shares issued and outstanding	–	–
Common stock, $0.001 par value
50,000,000 shares authorized
16,021,309 and 15,923,019 shares issued and outstanding	4,493	4,399
Additional paid-in capital	4,797,317	4,628,366
Retained earnings	9,118,999	10,509,811

Total shareholders' equity	13,920,809	15,142,576

Total liabilities and shareholders' equity	$15,641,700	$17,346,869

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SIMULATIONS PLUS, INC. CONDENSED STATEMENTS OF OPERATIONS

For the three and six months ended February 28 and 29,

(Unaudited)

	Three months ended		Six months ended
	2013	2012	2013	2012
Net sales	$3,118,121	$2,789,226	$5,408,215	$5,037,182
Cost of sales	498,778	396,566	885,648	748,936
Gross profit	2,619,343	2,392,660	4,522,567	4,288,246
Operating expenses
Selling, general, and administrative	854,983	956,325	1,786,043	1,656,438
Research and development	247,522	264,581	427,857	516,516
Total operating expenses	1,102,505	1,220,906	2,213,900	2,172,954
Income from operations	1,516,838	1,171,754	2,308,667	2,115,292
Other income (expense)
Interest income	17,074	25,083	30,802	46,956
Interest expense	–	–	–	(3)
Miscellaneous income	15,390	22,656	30,794	22,656
Gain on currency exchange	22,988	40,502	97,642	138,888
Gain (loss) from sale of assets	–	(433)	–	(433)
Total other income (expense)	55,452	87,808	159,238	208,064
Income from continuing operations before
provision for income taxes	1,572,290	1,259,562	2,467,905	2,323,356
Provision for income taxes	(510,715)	(420,985)	(819,344)	(729,680)
Income from continuing operations	1,061,575	838,577	1,648,561	1,593,676
Discontinued operations:
Gain (loss) from discontinued operations, net of tax	–	–	–	(249,898)
Gain on sale of Words+, net of tax	–	–	–	465,820
Results of discontinued operations	–	–	–	215,922
Net Income	$1,061,575	$838,577	$1,648,561	$1,809,598
Basic earnings per share:
Continuing operations	$0.07	$0.05	$0.10	$0.10
Discontinued operations	–	–	–	0.01
Net basic earning per share	$0.07	$0.05	$0.10	$0.11
Diluted earnings per share
Continuing operations	$0.06	$0.05	$0.10	$0.10
Discontinued operations	–	–	–	0.01
Net basic earning per share	$0.06	$0.05	$0.10	$0.11
Weighted-average common shares outstanding
Basic	16,004,397	15,635,898	15,965,890	15,604,420
Diluted	16,336,353	15,995,226	16,305,235	15,957,657

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